ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-136681
August 30, 2006
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series R
Principal Amount: $ 200,000,000
Coupon: 5.55%
Interest Payment Dates: Semi-annually in arrears on the 5th of March and 5th of September, commencing on March 5, 2007
Maturity: September 5, 2012
Initial Price to Public: $99.758
Optional Redemption: None
Minimum Denomination: $1,000 x $1,000
Settlement Date: September 5, 2006
CUSIP: 45974VA73
Underwriters:
Barclays Capital
The issuer has filed a registration statement (including a prospectus)with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.